UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 22, 2013, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), Legacy Reserves Finance Corporation, a Delaware corporation (“Legacy Finance” and, together with the Partnership, the “Issuers”), and certain restricted subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers as named therein (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $250 million in aggregate principal amount of the Issuers’ 6.625% Senior Notes due 2021 (the “Notes”) to the Initial Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of the Partnership’s material restricted subsidiaries (other than Legacy Finance) that guarantee a material amount of the Partnership’s other indebtedness. The Notes and the Guarantees will be issued pursuant to an indenture, to be dated May 28, 2013, by and among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee.

The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act, in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees is 98.405% of their principal amount. The Partnership expects to use the net proceeds of this offering of approximately $240.6 million (after deducting estimated fees and offering expenses) for general partnership purposes, including potential future acquisitions. Pending the use of the proceeds for other purposes, Legacy intends to apply the net proceeds to reduce outstanding borrowings under its revolving credit facility.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement.

The description set forth above is qualified in its entirety by reference to the Purchase Agreement, which is being filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 2.03                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 8.01                   Other Events.

On May 22, 2013, the Partnership issued a press release announcing the pricing of the Notes offering. A copy of the press release is filed herewith as Exhibit 99.1, which is incorporated by reference to this Item 8.01.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Document
1.1	Purchase Agreement, dated as of May 22, 2013, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Legacy Reserves LP Press Release dated May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: May 23, 2013	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
1.1	Purchase Agreement, dated as of May 22, 2013, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Legacy Reserves LP Press Release dated May 22, 2013.